Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated January 25, 2001, which is included and incorporated by reference in Registration Statement No. 333-58576 of Bremer Financial Corporation on Form S-2 and appears in the Annual Report on Form 10-K for the year ended December 31, 2000.

Minneapolis, Minnesota
May 2, 2001